UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 20, 2006

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5425 Wisconsin Avenue

Suite 500

Chevy Chase, Maryland 20815

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (301) 968-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 2.02. Results of Operations and Financial Condition.

As previously reported in a Current Report on Form 8-K filed on September 29, 2006, in a letter dated September 28, 2006, the New York Stock Exchange (“NYSE”) informed The Mills Corporation (“TMC”) that the NYSE had granted TMC an additional three-month trading period through January 2, 2007. In granting that extension, the NYSE recommended that TMC disclose certain 2006 operating metrics and noted that it would reevaluate the three-month extension at the end of October 2006 in light of that disclosure recommendation. The letter further stated that the NYSE would closely monitor TMC’s progress toward filing its 2005 Form 10-K and that failure to do so could result in suspension of TMC’s listing privileges prior to January 2, 2007. In addition, the NYSE informed the Company that, in the event TMC does not complete the filing of its 2005 Form 10-K with the Securities and Exchange Commission (the “SEC”) by April 2, 2007, the NYSE will move forward with the initiation of suspension and delisting procedures. The NYSE also noted in its letter that it would also continue to monitor TMC’s progress on its other delayed filings as part of its listing assessment and that it would maintain the “LF” indicator on TMC’s securities and include TMC on the “late filer” list on nyse.com until such time as TMC was current with all of its periodic SEC filings.

In response to the NYSE’s recommendation that TMC disclose certain 2006 operating metrics, set forth below is occupancy data as of December 1, 2004, September 1, 2005, December 1, 2005 and September 1, 2006, and in-line tenant gross sales per square foot data for the twelve months ended September 30, 2005 and 2006, in each case for consolidated properties, unconsolidated properties and total portfolio

Occupancy Data*:

	12/1/04	9/1/05	12/1/05	9/1/06
Consolidated Properties	91.6%	90.6%	91.4%	89.0%
Unconsolidated Properties	86.2%	86.3%	87.5%	84.5%
Total Portfolio	90.2%	89.5%	90.4%	87.9%

*	The occupancy data shown above reflects a change in methodology used by TMC to calculate property occupancy. Previously, TMC calculated occupancy data by including short term leases with options for extension and, in some cases, space not owned as part of gross leaseable area. The new method, which TMC believes more accurately reflects the portfolio’s operating performance, includes all lease agreements with initial terms of more than one year, certain space under redevelopment and owned gross leaseable areas. Occupancy data shown above excludes occupancy data for Vaughan Mills, Madrid Xanadú and St Enoch Centre, which were recently sold by TMC.

In-line Tenant Gross Sales Per Square Foot Data**#:

	For the twelve months ended September 30
	2005	2006
Consolidated Properties	$352	$371
Unconsolidated Properties	$410	$428
Total Portfolio	$372	$391

In-line Tenant Gross Sales Per Square Foot Data for Certain Centers#:

	For the twelve months ended September 30
	2005	2006
Cincinnati Mills, Pittsburgh Mills and Columbus City Center, combined	$134	$166

**	The foregoing data excludes in-line tenant gross sales data for (a) Columbus City Center which is under redevelopment, Esplanade which was closed for a portion of 2005 as a result of damage sustained in Hurricane Katrina, Pittsburgh Mills for which we do not have 12 months of comparable sales history for both the 12 months ended September 30, 2005 and the 12 months ended September 30, 2006, Cincinnati Mills which was reopened in August 2004 after an extensive renovation and for which there was an extensive change in the in-line tenant composition during the relevant periods, (b) Vaughan, Madrid Xanadú and St Enoch Centre, which were recently sold by TMC and (c) the community centers.
#	In certain cases, where sales information has not been reported by a particular tenant for a particular period, with respect to the above sales information, TMC has estimated a tenant’s gross sales data based on such tenant’s historical reported performance and the overall sales trends for the relevant property.

In providing this data, TMC and The Mills Limited Partnership (“TMLP”) caution readers not to place undue reliance on such data as indicators of either TMC’s or TMLP’s financial results for any of the periods presented. Occupancy is but one of several factors that affects reported revenues. Other factors affecting reported revenues include the amount of minimum and percentage rents, recoveries from tenants, other property revenue, management fee income and other fee income. In addition, while in-line tenant gross sales per square foot data assist the registrants in determining the minimum rent that tenants might be charged, the percentage rent that might be realized and the amount of recoverable expenses tenants might be able to pay, changes in such data do not tend to have immediate, direct impacts on reported financial results. Moreover, as previously reported in Current Reports on Form 8-K filed with the SEC on August 10, 2006, September 15, 2006 and November 13, 2006, the restatement of TMC’s and TMLP’s financial statements and the planned changes in accounting principles for capitalization of interest and overhead will adversely impact previously reported historical financial results of both TMC and TMLP. The changes in accounting principles will also have an adverse impact on TMC’s and TMLP’s results for the first, second and third quarters of 2006 when reported as the changes in accounting principles are also applicable to these periods. TMC and TMLP have not yet closed their books for the first three quarters of 2006 and TMC and TMLP are currently compiling their 2005 financial statements. Accordingly, neither TMC nor TMLP is able at this time to report their results of operations for 2005, the first three quarters of 2005 or the first three quarters of 2006. As previously disclosed in Current Reports on Form 8-K filed on August 10, 2006 and November 13, 2006, in addition to the expected impacts of the restatement and planned changes in accounting principles, TMC’s and TMLP’s results for the first three quarters of 2006 when reported are also expected to be adversely impacted by, among other things, impairment charges, increased interest expense related to the fees and rates included in the Goldman Sachs Senior Term Loan and the costs associated with the accounting restatement, the Audit Committee investigation, retention bonuses and severance.

Statements in this Current Report on Form 8-K that are not historical, including, among other things, as to the pending restatement of the registrants’ financial statements and the nature of the proposed restatement adjustments identified to date, the anticipated impacts of the restatement adjustments identified to date, the planned changes to certain of the registrants’ accounting principles and the anticipated impacts of such planned changes in accounting principles, and the anticipated impacts of impairment charges, increased interest expense related to the fees and rates included in the Goldman Sachs Senior Term Loan and the costs associated with the accounting restatement, the Audit Committee investigation, retention bonuses and severance, may be deemed forward-looking statements within the meaning of the federal securities laws. Although the registrants believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, the registrants can give no assurance that their expectations will be attained and it is possible that the registrants’ actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties, including the identification of any additional matters requiring adjustment, the possibility that additional material impairment charges and write-downs will be recorded in the financial statements once they are finalized, the length of time needed for Ernst & Young to complete their procedures for any reason including the detection of new errors or adjustments, or other factors. The registrants undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to the registrants’ various filings with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10-K for a discussion of such risks and uncertainties.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired:

Not applicable.

(b) Pro Forma Financial Information:

Not applicable.

(c) Exhibits:

Exhibit No.	Description
99.1	Press Release of November 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ RICHARD J. NADEAU
Name:	Richard J. Nadeau
Title:	Executive Vice President and Chief Financial Officer

THE MILLS LIMITED PARTNERSHIP

By:	The Mills Corporation, its general partner

By:	/s/ RICHARD J. NADEAU
Name:	Richard J. Nadeau
Title:	Executive Vice President and Chief Financial Officer

Date: November 20, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of November 20, 2006